UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
FORM 8-K
CURRENT REPORT
PURSUANT TO SECTION 13 OR 15(d) OF THE
SECURITIES EXCHANGE ACT OF 1934
Date of Report (Date of earliest event reported): July 16, 2024
_______________________________________________________________________________________
LEE ENTERPRISES, INCORPORATED
(Exact name of Registrant as specified in its charter)
_______________________________________________________________________________________

Delaware	1-6227	42-0823980
(State of Incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

4600 E. 53rd Street, Davenport, Iowa 52807
(Address of Principal Executive Offices)

(563) 383-2100
Registrant’s telephone number, including area code
Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock, par value $.01 per share	LEE	The Nasdaq Global Select Market
Preferred Share Purchase Rights	LEE	The Nasdaq Global Select Market
Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))
Indicate by check mark whether the Registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).
Emerging growth company ☐
If an emerging growth company, indicate by check mark if the Registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 5.02. Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

David Pearson retired from the Board of Directors (the “Board”) of Lee Enterprises, Incorporated (the “Company”) effective July 16, 2024. Mr. Pearson’s retirement was not the result of any disagreement between Mr. Pearson and the Company, its management, the Board, or any committee of the Board, or with respect to any matter relating to the Company’s operations, policies, or practices. As there are no disagreements as contemplated by Item 5.02(a) of Form 8-K, the Company is disclosing this information pursuant to Item 5.02(b) of Form 8-K.

On July 17, 2024, the Board elected Madeline McIntosh and Jonathan Miller to serve as directors. Ms. McIntosh's and Mr. Miller's terms commenced on July 17, 2024.The Board has determined Ms. McIntosh and Mr. Miller are independent directors under SEC and Nasdaq rules.

Like the other non-employee members of the Board, Ms. McIntosh and Mr. Miller will receive an annual cash retainer of $100,000 for his service on the Board (prorated to reflect the date their service commences).
In addition, under the Company’s 2020 Long-Term Incentive Plan (“2020 Plan”), non-employee directors received an annual grant of restricted common stock valued in the amount of $60,000 in 2024. Pursuant to the 2020 Plan, Ms. McIntosh and Mr. Miller will receive their annual grant of restricted common stock on November 1, 2024. On June 1 of each year following their elections to the Board, Ms. McIntosh and Mr. Miller will receive an award of restricted common stock valued in an amount determined by the Board from time to time. The 2020 Plan enables non-employee directors to increase their ownership of shares of our Common Stock and thereby align their interests more closely with the interests of our other stockholders. Under the 2020 Plan, a restricted stock award to a non-employee director vests on the first anniversary of the date of the award.
Item 7.01. Regulation FD Disclosure.

On July 18, 2024, the Company issued a press release announcing the election of Ms. McIntosh and Mr. Miller, a copy of which is furnished herewith as Exhibit 99.1.

Information in this Item 7.01, including the press release attached hereto as Exhibit 99.1, shall not be deemed “filed” for purposes of Section 18 of the Securities Exchange Act of 1934 (the “Exchange Act”) or otherwise subject to the liabilities under that Section and shall not be deemed to be incorporated by reference into any filing of the Company under the Securities Act of 1933 or the Exchange Act.
Item 8.01. Other Events.
On June 17, 2024, pursuant to Article III, Section I of the Second Amended and Restated Bylaws of the Company and due to Mr. Pearson's retirement from and Ms. McIntosh's and Mr. Miller's election to the Board, the Board fixed the number of directors of the Board at nine (9), increasing the size of the Board by one.
Item 9.01. Financial Statements and Exhibits.

(d) Exhibits
99.1	Press Release dated July 18, 2024
104	Cover Page Interactive Data File (embedded within the Inline XBRL document)

SIGNATURES
Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

LEE ENTERPRISES, INCORPORATED

Date:	July 18, 2024	By:	/s/ Timothy R. Millage
Timothy R. Millage
Vice President, Chief Financial Officer and Treasurer